NACANCO PAKETLEME SANAYI VE TICARET A.S.

AUDITORS' REPORT AND FINANCIAL STATEMENTS
AT 31 DECEMBER 1998, 1997 AND 1996






                      AUDITORS' REPORT



To the Board of Directors
Nacanco Paketleme Sanayi ve
Ticaret A.
Manisa


1. We have audited the accompanying US dollar balance sheets of Nacanco Paketleme Sanayi ve Ticaret A.. ("the Company") at 31 December 1998, 1997 and 1996, and the related US dollar statements of income, of changes in shareholders' equity and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

2. We conducted our audit in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

3. In our opinion, the US dollar financial statements audited by us present fairly, in all material respects, the financial position of Nacanco Paketleme Sanayi ve Ticaret A.. at 31 December 1998, 1997 and 1996 and the results of its operations, the changes in its shareholders' equity and its cash flows for the years then ended in conformity with the accounting principles generally accepted in the United States of America.

Ba aran Serbest Muhasebeci
Mali Mu avirlik Anonim irketi
a member of
PricewaterhouseCoopers




Zeynep Uras, SMMM

stanbul, 12 February 1999

NACANCO PAKETLEME SANAY VE T CARET A.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1998, 1997 AND 1996



                               1998        1997        1996
                            US$'000     US$'000     US$'000
                                       (Note 2)    (Note 2)
ASSETS

Current assets:-
Cash and cash equivalents
  (Note 4)                   13,812      14,768      17,026
Trade receivables (Note 5)    2,488       4,875       7,585
Due from related companies
  (Note 16)                       -          48           -
Inventories (Note 6)         17,207      18,813      13,947
Other receivables and
   prepaid expenses             935         166         118
Deferred tax assets (Note 10)   108         112         247

Total current assets         34,550      38,782      38,923

Long-term trade receivables     116         103         114
Property, plant and equipment
  net (Note 7)               35,734      35,636      36,230
Other long-term assets
  (Note 8)                    3,822       4,383       1,401

Total assets                 74,222      78,904      76,668













The accompanying notes form an integral part of these financial statements.

NACANCO PAKETLEME SANAY VE T CARET A.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1998, 1997 AND 1996

                               1998        1997        1996
                            US$'000     US$'000     US$'000
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:-
Trade payables (Note 9)         604       2,546       2,328
Due to related companies
  (Note 16)                   1,223         649       2,029
Current portion of long-term borrowings
   (Note 12)                     35          54         103
Income taxes payable
   (Note 10)                  8,332      11,216      12,582
Accrued expenses and other
    payables (Note 11)          551         888       1,720

Total current liabilities    10,745      15,353      18,762

Long-term borrowings (Note 12)    -          54         206
Reserve for employment
 termination benefits(Note 13)  591         411         360
Non-current deferred tax
 liability - net (Note 10)    1,437       1,330         513

Total liabilities            12,773      17,148      19,841

Shareholders' equity:-
Share capital (Note 15)      18,267      18,267      18,267
Retained earnings (Note 14)  43,182      43,489      38,560

Total shareholders' equity   61,449      61,756      56,827

Total liabilities and
 shareholders' equity        74,222      78,904      76,668

Commitments and contingencies (Note 22)






The accompanying notes form an integral part of these financial statements.

NACANCO PAKETLEME SANAY VE T CARET A.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1998, 1997 AND 1996

                               1998        1997        1996
                            US$'000     US$'000     US$'000
Net sales (Note 17)          81,620      99,551     105,069
Cost of sales (Note 18)     (52,119)    (62,419)    (66,484)

Gross profit                 29,501      37,132      38,585

General and administrative
  expenses (Note 19)           (897)     (1,206)     (1,342)
Selling and marketing expenses (601)       (481)       (356)
Royalty expenses (Note 21)   (1,389)     (1,603)     (1,603)

Operating profit             26,614      33,842      35,284

Financial income
  net (Note 20)               1,008       1,074       1,453
Other income/(expense) - net    428         (18)       (399)

Income before taxes and
  translation loss           28,050      34,898      36,338

Provision for taxes
  (Note 10)                 (14,355)    (20,609)    (17,789)
Translation gain/(loss)       1,718       2,113        (430)

Net income                   15,413      16,402      18,119

Weighted average number of shares
  with TL1,000 face value
  (Note 2)              166,500,000 166,500,000 166,500,000

Earning per share in
  US dollars (Note 2)         0.093       0.099       0.109









The accompanying notes form an integral part of these financial statements.

NACANCO PAKETLEME SANAY VE T CARET A.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1998, 1997 AND 1996

                                Share    Retained
                              capital    earnings     Total
                              US$'000     US$'000   US$'000
1 January 1996                 18,267      33,247    51,514

Dividends paid                      -     (12,806)  (12,806)
Net income for the year             -      18,119    18,119

31 December 1996               18,267      38,560    56,827

Dividends paid                      -     (11,473)  (11,473)
Net income for the year             -      16,402    16,402

31 December 1997               18,267      43,489    61,756

Dividends paid                      -     (15,720)  (15,720)
Net income for the year             -      15,413    15,473

31 December 1998               18,267      43,182    61,509



















The accompanying notes form an integral part of these financial statements.

NACANCO PAKETLEME SANAY VE T CARET A.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1998, 1997 AND 1996

                                            1998     1997     1996
                                         US$'000  US$'000  US$'000
                                                  (Note 2) (Note 2)
Cash flows from operating activities:-
Net income                                15,413   16,402   18,119

Adjustments to reconcile net income to
net cash provided by operating activities :-

Depreciation for the year                 2,924    2,804     2,413
Reserve for employment termination
  benefits                                  180       51        71
Loss/(gain) on sale of property, plant
  and equipment                            (428)     (11)       25
Decrease/(increase) in trade
  receivables                             2,387    2,710     2,465
Decrease in due from related parties         48      (48)       12
Decrease in other receivables and
  prepaid expenses                         (769)     (48)      215
Decrease/(increase) in inventories        1,606   (4,866)    1,665
Decrease in long-term assets                561   (2,982)      491
Decrease/(increase) in long term
  receivables                               (13)       11       (8)
(Decrease)/increase in trade payables    (1,942)      218   (1,043)
(Decrease)/increase in due to related
   parties                                  574    (1,380)  (2,052)
(Decrease)/increase in accrued expenses    (337)     (832)    (133)
Change in taxes                          (2,773)     (414)      624

Total adjustments                         2,018    (4,787)    4,745

Net cash provided by operating
  activities                             17,431    11,615    22,864

Cash flows used in investing activities:-
Capital expenditure                      (3,068)   (2,210)   (6,407)
Proceeds from sale of property,
  plant and equipment                       474        22       372
Investment in subsidiaries                    -         -       (24)

Net cash used in investing activities    (2,594)   (2,188)   (6,059)

Cash flows from financing activities:-
Dividends paid                          (15,720)  (11,473)  (12,806)
Payments of bank borrowings                 (73)     (201)   (2,436)

Net cash used in financing activities   (15,793)  (11,674)  (15,242)

Net (decrease)/increase in cash and
  cash equivalents                         (956)   (2,258)    1,563

Cash and cash equivalents at the beginning
 of the year                             14,768    17,026    15,463

Cash and cash equivalents at the end
  of the year                            13,812    14,768    17,026

Supplemental disclosure of cash flow information:-
Cash paid during the year for:
 Interest                                    20        45       234
 Income taxes                             8,143     8,595    18,355


The accompanying notes form an integral part of these financial statements.

NACANCO PAKETLEME SANAY VE T CARET A.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1998, 1997 AND 1996

NOTE 1 - NATURE OF OPERATIONS

Nacanco Paketleme Sanayi ve Ticaret A.. ("the Company") was established on 10 April 1988 and is registered in Manisa, Turkey. Its primary activity is the production and sale of customized steel and aluminum cans for soft drinks and beer. The Company is 65% owned by Pechiney
S.A. (Note 15).

NOTE 2  -  BASIS  OF PRESENTATION OF FINANCIAL STATEMENTS
      AND SIGNIFICANT ACCOUNTING POLICIES

The Company maintains its books of account and prepares its financial statements both in Turkish lira ("TL") in accordance with the Turkish Commercial Code("TCC"), tax legislation and Turkish Standard Chart of Accounts and in US dollars in accordance with the accounting principles generally accepted in the United States of America (US
GAAP) (Note 3).

Dividends,  when  declared, are  paid  in  Turkish  lira.
There are no exchange restrictions with respect to the Turkish Lira.

The following significant accounting policies have been applied in the preparation of these financial statements.

Cash and cash equivalents

Cash and cash equivalents include cash, due from banks and marketable securities with maturities of less than three months.

Inventories

Inventories are stated at the lower of actual cost or market value. During the year standard costing method is applied for all inventories. At the year end, cost is determined using the average cost method and price and value differences between standard costs and actual costs are allocated between inventories on hand and the cost of goods sold accordingly. The cost elements included in the inventory are materials, labor and an appropriate amount of overhead (Note 6).

NOTE  2  -  BASIS OF PRESENTATION OF FINANCIAL STATEMENTS
AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, plant and equipment and related depreciation

Property,  plant and equipment are stated at  cost  (Note
7). Gains or losses related to property, plant and equipment disposals are charged to statement of income.
The depreciation for property, plant and equipment is provided for on a straight-line basis that approximates the estimated useful lives of such assets as follows: -

                                          %
Buildings                                 2
Machinery and equipment                 5.8
Furniture and fixtures                   33
Motor vehicles                           33

Related companies

For    the   purpose   of   the   financial   statements,
shareholders, the investee company and the companies and parties identified by the Company as being controlled by/affiliated with them are considered and referred to as related companies (Note 16).

Income taxation

Income  taxes  are  recorded using the liability  method.
Deferred  tax  assets and liabilities are  recorded  with
respect  to  differences between the basis of assets  and
liabilities  for  tax  purposes and  financial  reporting
purposes.   Valuation allowances in respect  of  deferred
tax assets are recorded when it is considered more likely than not that such deferred tax assets will not be realized (Note 10).

Forward contracts

Forward contracts represent US dollar hedges against firm
raw   material   purchase  commitments   denominated   in
Deutschemarks. Gains or losses on such forward contracts are treated as elements of the cost of raw materials purchased.

Employment termination benefits

Employment  termination benefits, as required by  Turkish
Labor Law, are recognised in the financial statements  as
they  are  earned.   The total provision  represents  the
vested benefit obligation assuming the termination of the employment of all employees eligible for such termination benefits at the balance sheet date (Note 13).

Revenue recognition

Revenue is recognised on the shipment of goods.

Disclosure about fair value of financial instruments

The  fair values of certain financial instruments carried
at  cost, including cash and cash equivalents and  short-
term  borrowings  are  considered  to  approximate  their
respective   carrying  values  due  to  their  short-term
nature.

The carrying value of trade receivables is estimated to be their fair values.

Balances denominated in foreign currencies are translated at year-end exchange rates.

Fair   value   of   derivatives  and   foreign   exchange
instruments (Note 22) are based on the values of the underlying currencies.

Earnings per share

Earnings   per   share  disclosed  in  the   accompanying
statement of income are determined by dividing net income by the average number of shares in existence during the year concerned.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

Additional information for the preparation of financial statements

The figures for the years 1997 and 1996 are reclassified for comparative purposes.

NOTE 3 - FOREIGN CURRENCY TRANSLATION

The  functional  currency of the Company is  the  Turkish
lira.   Primarily all revenues are denominated in Turkish
lira generally with purchase prices tied to the US dollar exchange rates. A significant portion of purchases are denominated in other currencies, primarily the US dollar and the Deutschmark.

The  Turkish  lira has experienced significant  inflation
since  prior  to  the inception of the  Company.   Annual
inflation  in Turkey for the year ended 31 December  1998
was  54.3%  (1997:  91.0%,  1996:  84.9%)  based  on  the
nationwide wholesale price index (WPI) announced by the state institute of statistics of the Republic of Turkey.

Because   the   economy  of  Turkey   has   been   highly
inflationary, the Company has selected the US  dollar  as
its   reporting  currency  for  international   reporting
purposes.   The  translation of the financial  statements
has  been  done  in accordance with Financial  Accounting
Standards  Board  Statement Number 52  "Foreign  Currency
Translation"   for   entities  in   highly   inflationary
economies  by  translating  transactions  denominated  in
other  than  the US dollar at the exchange  rate  on  the
transaction  date.  Gains and losses on foreign  currency
translations are recorded to the statement of  income  in
the   period   that  they  occur.  Monetary  assets   and
liabilities denominated in other than the US dollar are translated into the US dollar at period end exchange rates at the date of transaction.

NOTE 4 - CASH AND DUE FROM BANKS

                               1998        1997        1996
                            US$'000     US$'000     US$'000
Cash on hand                      -           1           2

Due from banks: -
Demand deposits-US$             189           -         174
           - TL                  10          92         136
           - other currency      36           -          90
Time deposits-US$            11,960      14,283      14,680
           - TL                   -           -          27
           - other currency   1,192           -       1,523
Repurchase agreements with
  banks                         425         392         394

                             13,812      14,768      17,026

NOTE 5 - TRADE RECEIVABLES

                                        1998        1997        1996
                                     US$'000     US$'000     US$'000
Maksan Me rubat ve Kutulama San. A..     648       1,920       1,975
Ege Birac l k ve  Malt San. A.           488         550         611
Fruko Tamek Meyva Sular San. A.          302         755       1,747
Erbak Uluda Me rubat ve G da Sanayi A..  187          21          45
Ektam K br s Ltd.                        162         244           -
T Tuborg Bira ve Malt San. A..           129         255         797
Guney Birac l k ve Malt San. A..          50         740         738
Erciyes Birac l k ve Malt San.A..          -          56           -
Post-dated cheques                         -           -         219
Other                                    522         334       1,453

                                       2,488       4,875       7,585

NOTE 6 - INVENTORIES

                               1998        1997        1996
                            US$'000     US$'000     US$'000
Raw materials                 7,323       2,377       2,025
Finished goods                5,912       6,399       4,743
Ends                          1,812       2,007       1,093
Goods in transit              1,258       7,172       5,003
Spare parts                     901         849       1,083
In process                        1           9           -

                             17,207      18,813      13,947

NOTE 7 - PROPERTY, PLANT AND EQUIPMENT

                1 January 1998 Additions Disposals Transfers31 December 1998
                       US$'000  US$'000    US$'000     US$'000       US$'000
Land                       294        -          -          -            294
Buildings                4,751        -          -          -          4,751
Machinery and equipment 41,148      460        (50)     3,424         44,982
Motor vehicles             304       21        (55)         -            270
Furniture and fixtures     706        -        (14)        60            752
                        47,203      481       (119)     3,484         51,049
Construction in progress 1,083    2,587          -     (3,484)           186
                        48,286    3,068       (119)         -         51,235

Less : Accumulated
  depreciation         (12,650)  (2,924)        73          -        (15,501)
Net book value          35,636                                        35,734

                1 January 1997 Additions Disposals Transfers31 December 1997
                       US$'000   US$'000   US$'000     US$'000       US$'000

Land                       294         -         -           -           294
Buildings                4,751         -         -           -         4,751
Machinery and equipment 38,889       773         -       1,486        41,148
Motor vehicles             284         8       (36)         48           304
Furniture and fixtures     477         -         -         229           706
                        44,695       781       (36)      1,763        47,203
Construction in progress 1,417     1,429         -      (1,763)        1,083
                        46,112     2,210       (36)          -        48,286
Less : Accumulated
  depreciation          (9,882)   (2,804)       36           -       (12,650)
Net book value          36,230                                        35,636

                1 January 1996 Additions Disposals Transfers31 December 1996
                       US$'000   US$'000   US$'000     US$'000       US$'000

Land                       294         -         -           -           294
Buildings                4,751         -         -           -         4,751
Machinery and equipment 31,131         -      (442)      8,200        38,889
Motor vehicles             239         -       (12)         57           284
Furniture and fixtures     463         -         -          14           477
                        36,878         -      (454)      8,271        44,695
Construction in progress 3,281     6,407         -      (8,271)        1,417
                        40,159     6,407      (454)          -        46,112

Less : Accumulated
  depreciation          (7,526)   (2,413)       57           -        (9,882)
Net book value          32,633                                        36,230


NOTE 7 - PROPERTY, PLANT AND EQUIPMENT (Continued)

The gross carrying amounts of fully depreciated property, plant and equipment still in use were as follows:

                                     1998      1997    1996
                                  US$'000   US$'000 US$'000
Furniture and fixtures                461       447     437
Motor vehicles                        202       135     110

                                      663       582     547

The  mortgage  on real estate, amounting to approximately
US$281(1997: US$430, 1996:  US$821)  has been given to the
Manisa  Chamber  of Commerce.

In  1995, the Company gave a sequestration right  on  its
building  and  machinery  to the customs  authorities  as
collateral against its import commitments (Note 21).  The
limit  of the global sequestration right on the Company's
building   and  machinery  amounts  to  TL265.5   million
(US$849,000).  The  usage amounted to  US$176,000  at  31
December 1998
(1997: US$1,292,000, 1996: US$1,162,000).

NOTE 8- OTHER LONG-TERM ASSETS

                                     1998      1997    1996
                                  US$'000   US$'000 US$'000
Up-front payment for volume discount
  - net of amortization            4,063     4,383   1,294
Accrual for potential future losses (241)        -       -

                                   3,822     4,383   1,294
Other                                  -         -     107

                                   3,822     4,383   1,401

The  Company  made a special sales agreement with  Fruko-
Tamek  Meyva Sulari Sanayi A.. ("Fruko")(bottler of Pepsi
Cola in Turkey) in 1994. According to the agreement,  the
Company  paid  US$2,000,000 to Fruko as a prepayment  for
volume discount on future sales of a specified number  of
units.   Effective  from  1  January  1995,  the  prepaid
discounts have been subject to amortisation based on the quantity of goods sold to Fruko.

At April 1997, this agreement was renewed for eight years
concluding  at year-end 2004.  The Company made  the  new
agreement with Fruko and Ektam K br s Limited.  According
to   the   agreement,  the  Company  paid  an  additional
DM6,000,000  (US$3,481,863) as a  prepayment  for  volume
discount  on future sales of a specified number of  units
in  addition to the remaining US$1,294,159 from the first
sale  agreement.   Effective from  1  January  1997,  the
prepaid discounts have been subject to amortization with the new amortization rate calculated by using the total quantity of goods to be sold.

The sales made to Fruko and Ektam were below the budgeted
amounts  and  therefore  in addition  to  the  calculated
volume   discount,  Company  made  an  accrual  for   any
potential future losses at 31 December 1998.
NOTE 9 - TRADE PAYABLES

                                     1998     1997     1996
                                  US$'000  US$'000  US$'000
Mc Kinsey&Company                     208        -        -
Impact Environmental Engineering Ltd.  32        -        -
Alcan Deutschland GmbH                  -    1,332        -
Rasselstein AG                          -        -    1,263
Other                                 364    1,214    1,065

                                      604    2,546    2,328

Alcan  Deutschland GmbH and Pechiney Rhenalu SA  are  the
Company's  main aluminium suppliers while Rasselstein  AG
and  Hoogovens  S-AAL  BV  are the  Company's  main  coil
suppliers.  Other payables comprise of trade payables  to
miscellaneous   foreign   and  domestic   suppliers   for
purchases of raw and auxiliary materials.

NOTE 10 - TAXATION

The  corporation  tax rate (including fund  premiums)  is
27.5%,  whereas the minimum effective rate on  the  total
income  of a company before exemptions, if any,  is  22%.
Investment   incentive   allowance   and   income    from
participations are not subject to corporate tax,  however
investment   incentive  allowance   is   subject   to   a
withholding tax of 16.5%.

Income  after corporation tax (including fund  premiums),
adjusted  for  certain  exemptions  and  deductions,   is
subject  to  withholding tax at 11% for quoted  companies
(companies  with a minimum of 15% of their nominal  share
capital  held by the public) and 22% for other companies.
Thus,  the standard total effective rate is 44%  for  the
Company  at  31 December 1998. However, in the  event  of
profit  distribution, the withholding may be  reduced  to
15%   due   to  the  tax  treaties  between  Turkey   and
France/USA. In this way the effective tax rate may be subject to further discussion.

On  July 1998, certain amendments were made in the  local
tax legislation (Law No 4369) which changes the effective
tax  rate for the Company to 33% beginning from 1 January
1999.   Effective  from  1  January  1999,  the   Advance
Corporation  Tax  system has been changed  substantially.
Under the newly introduced system, corporations are required to declare quarterly tax return and pay advance corporation tax at the rate of 25%.

Interest income on Turkish government bonds and Treasury bills is subject to corporation tax, but is partially exempt from the withholding tax. The partial exemption is determined according to the proportion of the interest income to total income.
NOTE 10 - TAXATION (Continued)

The   total   provision  for  taxes  reflected   in   the
accompanying  financial  statements  differs   from   the
amounts computed by applying the above mentioned standard effective rates as follows:

                                   1998      1997      1996
                                US$'000   US$'000   US$'000
Provision for tax with effective
  tax rate of 44%                12,342    15,355    15,989
Effect of remeasurement in US$    2,013     5,254     1,800
Provision for taxes in the
  accompanyingfinancial
  statements                     14,355    20,609    17,789

Taxes  payable calculated by the Company at  31  December
1998, 1997 and 1996 in Turkish lira and converted into US dollars at the exchange rate prevailing at that date are as follows:-

                                   1998      1997      1996
                                US$'000   US$'000   US$'000
Statutory taxation               11,395    13,756    14,702
Advance corporation taxes        (3,063)   (2,540)   (2,120)

Statutory income taxes
  payable - net                   8,332    11,216    12,582

Deferred taxes:-

The  breakdowns  of  cumulative  timing  differences  and
resulting deferred tax assets/liabilities provided at  31
December    1998,    1997    and    1996    using     the
prevailing/expected future tax rates, were as follows:-


                                           1998

                               Cumulative
                       timing differences      Deferred tax
                         (income)/expense      assets/(liabilities)
                               TL million      TL million  US$'000
Current timing differences: -

Accrual for export discounts
  to be given                       7,818        3,127        10
Accrual for professional fees         938          375         1
Accrual for customer claims             -            -         -
Accrual for free cans to be given       -            -         -
Accrual for bonuses to be given    38,091       15,236        48
Accrual for potential future losses
  related to sales agreement with
  Fruko and Ektam                  30,005       12,002        38
Accrual for other expenses          7,878        3,151        11

                                                33,891       108
Non-current timing differences: -

Adjustment for depreciation of
  fixed assets according to their
  useful lives                (1,308,649)    (523,460)    (1,673)
Reserve for employment
  termination benefits           184,749       73,900        236

                                             (449,560)    (1,437)

NOTE 10 - TAXATION (Continued)


                                               1997
                               Cumulative
                       timing differences      Deferred tax
                         (income)/expense      assets/(liabilities)
                               TL million      TL million    US$'000
Current timing differences:-

Accrual for export discounts
  to be given                       3,403      1,497         7
Accrual for professional fees       6,132      2,698        13
Accrual for customer claims             -          -         -
Accrual for free cans to be given  14,869      6,542        32
Accrual for bonuses to be given    27,185     11,962        58
Accrual for potential future
  losses related to sales
  agreement with Fruko and Ektam        -          -         -
Accrual for other expenses            367        161         2

                                              22,860       112
Non-current timing differences: -

Adjustment for depreciation of fixed
  assets according to their useful
  lives                         (702,755)   (309,212)   (1,511)
Reserve for employment termination
  benefits                        84,187      37,042       181

                                            (272,170)   (1,330)


                                             1996
                               Cumulative
                       timing differences      Deferred tax
                         (income)/expense      assets/(liabilities)
                              TL  million      TL  million   US$'000
Current timing differences: -

Accrual for export discounts
  to be given                      41,891      18,432       171
Accrual for professional fees       9,783       4,304        40
Accrual for customer claims         6,672       2,936        27
Accrual for free cans to be given       -           -         -
Accrual for bonuses to be given         -           -         -
Accrual for potential future
  losses related to sales
  agreement with Fruko and Ektam        -           -         -
Accrual for other expenses          1,906         839         9

                                               26,511       247
Non-current timing differences:-

Adjustment for depreciation of
  fixed assets according to their
  useful lives                   (160,350)    (70,554)     (656)
Reserve for employment
  termination benefits             35,074      15,432       143

                                              (55,122)     (513)

NOTE 10 - TAXATION (Continued)

Tax  charges  in  the accompanying statements  of  income
amounted  to  US$14,355,000 in total at 31 December  1998
(1997: US$20,609,000, 1996: US$17,789,000), including the
effects  of  deferred  tax debits  of  US$641,000  (1997:
credits of US$1,422,000, 1996: credits of US$633,000).

In Turkey, there is no procedure for the final agreement of tax assessments. Tax returns are filed within four months of the end of the year to which they relate. The tax authorities may, however, examine the accounting records and/or revise assessments within five years.

NOTE 11 - ACCRUED EXPENSES AND OTHER PAYABLES

                               1998        1997        1996
                            US$'000     US$'000     US$'000
Payroll and withholdings        375         594         571
Value added tax payable           -           -         658
Other                           176         294         491

                                551         888       1,720

NOTE 12 - BORROWINGS

                                                    1998     1997     1996
                      Interest rate %  Maturity  US$'000  US$'000  US$'000
Long-term borrowings: -
S nai Yat r m ve
   Kredi Bankas A.O.         25  31 August 1999   35      108      309
Less: Current portion of
   long-term borrowings                          (35)     (54)    (103)

Long-term borrowings                               -       54      206

At 31 December 1998, the letters of guarantee provided to S nai Yat r mve Kredi Bankas A.O. for the above borrowing amounted to US$93,000 (1997: US$211,000, 1996: US$402,000).

NOTE 13 - RESERVE FOR EMPLOYMENT TERMINATION BENEFITS

There are no agreements for pension commitments other than the legal requirement as explained below.

Under   Turkish  labor  law,  as  supplemented  by  union
agreements,  the  Company is required to pay  termination
benefits to each employee who has completed one  year  of
service  and  whose employment is terminated without  due
cause,  who  retires, completes 25 years of  service  (20
years  for  women), is called up for military service  or
dies.  The amount payable consists of one month's salary,
limited to TL200,625,000 (US$642) (1997:TL104,734,375   (
US$511),1996:TL53,312,500  (US$496))  for  each  year  of
service.  The  Company  has  calculated  the  reserve  in
accordance with these limits.


                                1998       1997        1996
                             US$'000    US$'000     US$'000
1 January                        411        360         289
Increase in provision            182         85          71
Indemnitite paid                  (2)       (34)          -

31 December                      591        411         360

With effect from 1 January 1999 the limit has been increased to US$916 for each year of service.

NOTE 14 - RETAINED EARNINGS AND LEGAL RESERVES

Retained   earnings,  as  per  the  statutory   financial
statements, other than legal reserves are available for distribution, subject to the legal reserve requirements referred to below.

The  legal  reserves consist of first  and  second  legal
reserves,  appropriated in accordance  with  the  Turkish
Commercial Code (TCC). The TCC stipulates that the  first
legal reserve is appropriated out of statutory profits at
the rate of 5% per annum, until the total reserve reaches
20%  of  the issued and fully paid-in share capital.  The
second  legal reserve is appropriated at the rate of  10%
per annum of all cash distributions in excess of 5% of the paid-in share capital. Under the TCC, the legal reserves are not available for distribution unless they exceed 50% of the paid-in share capital but may be used to offset losses in the event that the general reserve is exhausted.

Dividend  distribution is made by the Company in  Turkish
lira in accordance with the Turkish Commercial Code (TCC)
after   deducting  taxes  and  setting  aside  the  legal
reserves as discussed above.

In  the accompanying financial statements, legal reserves
are  not  presented separately, but included in 'Retained
Earnings'. At 31 December 1998, 1997 and 1996, the  legal
reserves  per the statutory financial statements amounted
to TL701,913 million (US$2,245,000) and TL340,748 million
(US$1,664,000  at  the  exchange rate  prevailing  at  31
December 1997) and TL171,750 million (US$1,598,000 at the
exchange   rate   prevailing  at   31   December   1996),
respectively.   At  31  December  1998,  1997  and  1996,
unappropriated profits other than legal reserves per  the
statutory  financial  statements  amounted  to  TL218,583
million       (   US$699,000)   and   TL218,583   million
(US$1,067,000  at  the  exchange rate  prevailing  at  31
December  1997) and TL11,104 million (US$103,000  at  the
exchange   rate   prevailing  at   31   December   1996),
respectively.

NOTE 15 - SHARE CAPITAL

The  Company's authorized capital consists of 166,500,000
shares  of  TL1,000 each, which are fully  paid  up.  The
Company's   paid-in   share  capital   and   shareholding
structure  in  terms  of  Turkish  lira  at  31  December
1998,1997 and 1996 were as follows:-

                        1998                 1997                1996
                 TL million Share(%) TL million Share(%) TL million Share(%)
Pechiney S.A        108,219   65.00     108,219    65.00          -       -
Pechiney
  International S.A.      -       -           -        -    108,219   65.00
RHI Holdings
  Incorporated       53,055   31.87      53,055    31.87     53,055   31.87
Jeffrey Steiner       5,220    3.13       5,220     3.13      5,220    3.13
National Can
  Puerto Rico             3       -           3        -          3       -
American National
  Can Company             3       -           3        -          3       -

                    166,500  100.00     166,500   100.00    166,500   100.00
Capital at historical
 US dollar value
 (US$'000)           18,267              18,267              18,267

NOTE 16 - RELATED COMPANY TRANSACTIONS

                               1998        1997         1996
                            US$'000     US$'000      US$'000
Due from related companies:-

Pechiney Rhenalu                  -          23            -
American National Can Company     -          24            -
Nacanco China                     -           -            -
Nacanco France S.A.               -           1            -
                                  -          48            -


Due to related companies:-

Pechiney Rhenalu                948           -        1,417
Nacanco France S.A.             201         591          453
American National Can Company    11          30          106
Nacanco UK                       53          18           53
Nacanco Spain                     5           -            -
Nacanco Dunkerque                 2           3            -
Nacanco Limited                   3           7            -

                              1,223         649        2,029



NOTE 16 - RELATED COMPANY TRANSACTIONS (Continued)


                                     1998          1997       1996
                                  US$'000       US$'000    US$'000
Sales to related companies:-

Pechiney Rhenalu - scrap
  aluminium                         1,695         1,682      1,497
Nacanco Spain - cans                2,214             -          -

                                    3,909         1,682      1,497

Purchases from related companies:-

Pechiney Rhenalu - aluminium coils 15,066        14,929     12,329
Nacanco France S.A. - ends          3,467         8,816     11,114
Nacanco Pianella(Sitac)
  ends/cans                         5,382         4,231      4,662
Nogara - ends/cans                      -             -        857
American National Can Company
  spare parts                           -           460        633
Nacanco Ireland - ends/cans         1,922         5,052        241
Nacanco UK - ends                       -           381          -

                                   25,837        33,869     29,836

Property, plant and equipment purchases:-

American National Can Company           -           192      3,054
Nacanco UK                              -            87        106
Nacanco Germany                         -             -          3
Nacanco Spain                           -             -          1
Nacanco Italy                           -             -          -

                                        -           279      3,164

Other charges to the Company:-

Royalty expenses                    1,250         1,250      1,250

NOTE 17 - NET SALES

                                           1998       1997      1996
                                          US$'000    US$'000   US$'000
Maksan Me rubat ve Kutulama San. A..       28,733     29,281    26,941
Ege Birac l k ve Malt San. A. .            11,850     16,878    15,882
Fruko Tamek Meyva Sular San. A. .          13,947     20,673    22,043
T Tuborg Bira ve Malt San. A               10,726     15,678    17,224
Guney Birac l k ve Malt San. A..            8,061     10,994     9,714
Other                                       8,303      6,047    13,265

                                           81,620     99,551   105,069

NOTE 18 - COST OF SALES

Cost of sales comprises the following:-

                           1998          1997        1996
                          US$'000       US$'000     US$'000
Direct material costs      40,225        50,173      52,353
Labor                       3,657         5,960       7,601
Depreciation                2,895         2,656       2,602
Other overheads             5,342         3,630       3,928

                           52,119        62,419      66,484

NOTE 19 - GENERAL AND ADMINISTRATIVE EXPENSES

                             1998          1997        1996
                          US$'000       US$'000     US$'000
Salaries                      361           531        652
Fringe benefits                17            97         70
Travel expenses                34            92        102
Communication expenses         83            89         93
Audit and legal fees           58            59         88
Other                         344           338        337

                              897         1,206      1,342

NOTE 20 - FINANCIAL INCOME

                                          1998        1997      1996
                                        US$'000     US$'000   US$'000
Financial income:-
Interest income on bank deposits            619         869       928
Interest income on marketable securities    208         185       303
Other                                       200          74       384

                                          1,027       1,128     1,615
Financial expenses:-
Interest expense on borrowings               19          54       162

Financial income - net                    1,008       1,074     1,453

NOTE 21 - ROYALTY

The Company had a technical assistance and trademark license agreement with the American National Can Company for a period of five years from 4 April 1988. The agreement included a clause stating that the agreement would be automatically renewed for the subsequent years unless 12 months' written notice was given by either party. The parties drew up an amendment to the existing contract effective from 1 January 1994, changing the annual royalty amounting to US$1,250,000. The amendment was approved by the Foreign Investment Department of Treasury and of the Republic of Turkey. As of 1 January
1998, the withholding tax rate for royalty was reduced from 22% to 11% including fund premiums, which the Company is also liable to pay. At 31 December 1998, royalty expenses including withholding tax amounted to US$1,389,000 (1997: US$1,603,000,
1996: US$1,603,000).

NOTE 22 - COMMITMENTS AND CONTINGENCIES

The commitments and contingent liabilities of the Company are summarised as follows:-

                             1998          1997        1996
                          US$'000       US$'000     US$'000
Letters of guarantee          417           874       1,686
Sequestration rights (Note 7) 176         1,292       1,162
Mortgage given (Note 7)         -             -           1

                              593         2,166       2,849